                                                                     EXHIBIT 1.2


                       BANKERS TRUST NEW YORK CORPORATION


                      Series Preferred Stock and Common Stock
                      ---------------------------------------


                             Underwriting Agreement
                              Standard Provisions
                                (December 1995)



                         ______________________________



        From time to time, BANKERS TRUST NEW YORK CORPORATION, a New York corporation (the "Corporation"), may enter into one or more underwriting agreements that provide for the sale of designated shares (the "Offered Shares") of its series preferred stock, without par value (the "Series Preferred Stock") or common stock, par value $1.00 per share (the "Common Stock"), to one or more underwriters named therein (the "Underwriters"), severally where there are more than one. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. If the Prospectus (as defined below) so provides, the shares of Series Preferred Stock shall be deposited against delivery of receipts ("Depositary Receipts") to be issued by the bank or trust company named in the Prospectus as the depositary (such bank or trust company being referred to herein as the "Depositary") under a Deposit Agreement, to be dated as of the date specified in the Prospectus (the "Deposit Agreement"), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. Such Depositary Receipts will evidence Depositary Shares (the "Depositary Shares") and each Depositary Share will represent the number of shares of Series Preferred Stock, or fractions thereof, specified in the Prospectus. If the shares of Series Preferred Stock are not to be represented by Depositary Receipts, then all references herein to Depositary Receipts, Depositary Shares and to any agreements, instruments or persons related thereto shall be disregarded and all opinions (or portions thereof) and other documents relating to the foregoing shall be deemed to be deleted from this Agreement for purposes of the related Underwriting Agreement. If an Underwriting Agreement provides for the purchase of the Offered Shares by an Underwriter or Underwriters, but does not provide for a Manager or Managers, the references to the Manager herein shall be deemed to refer to such Underwriter or Underwriters.


                                       I.

        The Corporation has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_______), including a prospectus relating to, among other securities, Common Stock, Preferred Stock and Depositary Shares and has filed with, or mailed for filing to, the Commission, a prospectus supplement specifically relating to the issue of the Offered Shares and, if applicable, the Depositary Shares pursuant to Rule 424 under the Securities Act of 1933. The term "Registration Statement" means such registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Shares, as filed with, or mailed for filing to, the Commission pursuant to Rule
424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Shares together with the Basic Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein. The term "Securities" means the Offered Shares and, if the shares of Series Preferred Stock are to be evidenced by Depositary Receipts, the Depositary Shares evidenced by such Depositary Receipts.

        The term "Underwriters' Securities" means the Securities to be purchased by the Underwriters hereunder. The term "Contract Securities" means the Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.


                                      II.

        If the Prospectus provides for sales of Contract Securities, the Corporation hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of
Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Corporation may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Corporation and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Corporation will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

        If the Corporation executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Corporation.


                                      III.

        The Corporation is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.


                                      IV.

        Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Corporation in immediately available funds or in such other manner and such other funds as may be mutually agreed upon by the Corporation and the Manager and set forth in the Underwriting Agreement, at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the "Closing Date."

                                       V.

                              The several obligations of the Underwriters
hereunder are subject to the following conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and there shall have been no material adverse change (not in the ordinary course of business) in the financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole, from that set forth in the Prospectus since the effective dates as of which information is given therein; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Corporation, to the foregoing effect and also to the effect that the representations and warranties of the Corporation in this Agreement are true and correct in all material respects as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

          (b) The Manager shall have received on the Closing Date an opinion of counsel for the Corporation, dated the Closing Date, to the effect set forth in Exhibit A, and, unless otherwise agreed, an opinion of tax counsel for the Corporation, dated the Closing Date, covering such matters as may be mutually agreed upon by such tax counsel and the Manager and set forth in the Underwriting Agreement.

          (c) The Manager shall have received on the Closing Date an opinion of counsel for the Depositary, if applicable, dated the Closing Date, to the effect set forth in Exhibit B.

          (d) The Manager shall have received on the Closing Date from White & Case, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Corporation, the validity of the Offered Shares and the Depositary Shares, the Registration Statement, the Prospectus and other related matters as the Manager may require, and the Corporation shall furnish to such counsel such documents as they may reasonably request for the purposes of enabling them to pass upon such matters.

          (e) On the Closing Date the Manager shall have received a letter, dated the Closing Date and in form and substance satisfactory to the Manager, from the independent accountants to the Corporation, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus, and confirming that they are independent accountants within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the respective applicable published rules and regulations thereunder.


                                      VI.

        In further consideration of the agreements of the Underwriters contained in this Agreement, the Corporation covenants as follows:

          (a) To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Corporation with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish the Manager with a copy of each such proposed amendment or supplement.

          (c) If, at any time during the period following the public offering of the Securities during which, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to ensure that the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law, as the case may be.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification, the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Manager may reasonably designate, the printing of any memoranda concerning the aforesaid qualification or eligibility and the rating of the Securities by securities rating services.

          (e) To make generally available to the Corporation's security holders as soon as practicable, but not later than sixteen months, after the date of each Underwriting Agreement an earnings statement covering a period of at least twelve months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Underwriting Agreement, and (iii) the date of the Corporation's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933.

          (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the earlier of the Closing Date or the removal by the Manager of trading restrictions on the Securities, not to offer, sell, contract to sell or otherwise dispose of (other than upon exercise of warrants therefor, or on conversion of convertible securities, in each case outstanding at the date of the Underwriting Agreement or in an offering made exclusively outside the United States) any securities of the Corporation substantially similar to the

     Securities without the prior written consent of the Manager.


                                      VII.

        The Corporation covenants and agrees with each Underwriter that the Corporation will pay or cause to be paid the following: (i) the fees for the registration of the Securities under the Act; (ii) the fees, disbursements and expenses of the Corporation's accountants in connection with the registration of the Securities under the Act and all other expenses incurred by it in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements thereto and delivery of copies thereof to the Underwriters; (iii) all expenses (including reasonable fees and disbursements of counsel) payable pursuant to paragraph (d) of Article VI of this Agreement; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, fees paid in connection with any listing of the Securities on the New York Stock Exchange or any other stock exchange or quotation system and any fees of rating agencies; (v) all costs and expenses incurred in the preparation and printing of the Prospectus, the Registration Statement and any amendments or supplements thereto, this Agreement and all other documents relating to the issuance, underwriting and initial offering of the Securities; (vi) all costs, fees and expenses relating to the preparation and filing via the Commission's Electronic Data Gathering and Retrieval System of the Prospectus, the Registration Statement and any amendments or supplements thereto, this Agreement and all other documents relating to the issuance, underwriting and initial offering of the Securities; (vii) any fees of the Depositary and for any taxes in connection with the deposit of the Offered Shares with the Depositary and the issuance of the Depositary Receipts (it being understood that the Underwriters agree to pay the New York State stock transfer tax, if any, that may be imposed in connection therewith, and the Corporation agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated); and (viii) all other costs and expenses incident to the performance by the Corporation of its obligations hereunder that are not otherwise specifically provided for in this Article.

                              VIII.

        The Corporation represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder; (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder; (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder; and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Corporation in writing by an Underwriter expressly for use therein.

        The Corporation agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or in any blue sky application or related document prepared pursuant to paragraph (d) of Article VI hereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Corporation by an Underwriter expressly for use therein; provided that the foregoing indemnity agreement with respect to any
             --------
Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if (i) the loss, claim, damage or liability asserted by such purchaser was caused by a defect in the Prospectus delivered to such purchaser after the period referred to in paragraph
(c) Article VI of this Agreement and such defect would not have existed before the expiry of such period, or (ii) a copy of the Prospectus (as then amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Corporation, its directors and its officers who sign the Registration Statement, any authorized representative of the Corporation and any person controlling the Corporation to the same extent as the foregoing indemnity from the Corporation to each Underwriter, but only with reference to information furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus and any amendments or supplements thereto.

        In case any proceeding (including any governmental investigation) shall be threatened or instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. In the case of parties indemnified pursuant to the second preceding paragraph, such separate firm shall be designated in writing by the Manager. In the case of parties indemnified pursuant to the immediately preceding paragraph, such separate firm shall be designated in writing by the Corporation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of such Securities received by the Corporation bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Corporation on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Corporation or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions.

        The Corporation and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if all of the Underwriters are treated as a single entity for such purpose) or by any other method of allocation that does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total public offering price of the Securities purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Article VII are several, in proportion to the respective number of Securities purchased by each of such Underwriters, and not joint.

        The indemnity and contribution agreements contained in this Article VIII and the representations and warranties of the Corporation in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Corporation, its directors or officers, any authorized representative of the Corporation or any person controlling the Corporation and
(iii) acceptance of and payment for any of the Securities.


                                      IX.

        This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Corporation, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, or on any other stock exchange or automated quotation system on which the Securities are or are to be listed or to which the Securities have been or are to be admitted for quotation, shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Manager, impracticable to market the Securities.


                                       X.

        If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions which the number of Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Corporation for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter or of the Corporation. In any such case either the Manager or the Corporation shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                                      XI.

        If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Corporation to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Corporation shall be unable to perform its obligations under this Agreement, the Corporation will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

        This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                  EXHIBIT A
                                                                  ---------



                     Opinion of Counsel to the Corporation


        The opinion of counsel to the Corporation to be delivered pursuant to
Article V, paragraph (b) of the document entitled Bankers Trust New York Corporation Series Preferred Stock and Common Stock Underwriting Agreement Standard Provisions (December 1995) shall be to the effect that:

          (i) the Corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

          (ii) Bankers Trust Company has been duly incorporated, is validly existing as a banking corporation in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Prospectus;

          (iii) the Corporation's authorized equity capitalization is as set forth in the Prospectus; the statements in the Prospectus Supplement under the captions "Certain Terms of the Preferred Stock" and "Certain Terms of the Depositary Shares," and in the Basic Prospectus under "Description of Series Preferred Stock," "Depositary Shares" and "Description of the Corporation's Capital Stock," insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the matters referred to therein;

          (iv) the Offered Shares have been duly authorized and validly issued and are fully paid and nonassessable subject to Section 630 of the New York Business Corporation Law; and the holders of outstanding shares of capital stock of the Corporation are not entitled to preemptive or other rights to subscribe for the Offered Shares;

          (v) if applicable, the Offered Shares are convertible into Common Stock, par value $1.00 per share, of the Corporation in accordance with their terms; the shares of such Common Stock initially issuable upon conversion of the Offered Shares have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable subject to Section 630 of the New York Business Corporation Law; the holders of outstanding shares of capital stock of the Corporation are not entitled to preemptive rights with respect to such Common Stock;

          (vi) the Offered Shares and, if applicable, the shares of Common Stock issuable upon conversion of such Offered Shares, have been duly authorized for listing, in each case subject to official notice of issuance, on the New York Stock Exchange or such other stock exchange or automated quotation system on or to which such Offered Shares and, if applicable, Common Stock is or is to be listed or admitted;

          (vii) the Deposit Agreement has been duly authorized, executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement enforceable in accordance with its terms; when the Depositary Receipts are issued by the Depositary in accordance with the provisions of the Deposit Agreement against the deposit of the shares of Series Preferred Stock,the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified in such Depositary Receipts and the Deposit Agreement; and the Deposit Agreement, the Depositary Shares and the Depositary Receipts conform to the descriptions thereof contained in the Prospectus;

          (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation;

          (ix) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Corporation and are valid and binding agreements of the Corporation enforceable in accordance with their respective terms;

          (x) the issuance and sale of the Offered Shares and, if applicable, the issuance and sale of the Common Stock or Series Preferred Stock issuable upon conversion thereof, and the execution, delivery and performance by the Corporation of the Underwriting Agreement and the Deposit Agreement will not contravene any provisions of applicable Federal or New York law or regulation, the certificate of incorporation or by-laws of the Corporation, or to the knowledge of such counsel, any agreement or other instrument binding upon the Corporation;

          (xi) no consent, approval, authorization or other order of any governmental or regulatory body is required for the issuance and the sale of the Securities or, if applicable, the issuance of the Common Stock or Series Preferred Stock issuable upon conversion thereof, and the execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement, except for the order of the Securities and Exchange Commission making the Registration Statement effective and except as may be required under the State securities and blue sky laws;

          (xii) the Registration Statement and Prospectus (except as to financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act of 1933, as amended, and the rules and regulations thereunder; and each document filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference in the Prospectus (except as to financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder;

          (xiii) such counsel believes that (except for the financial statements or schedules or other financial data and any statements concerning the laws of tax contained therein, as to which such counsel need not express any belief) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Securities and Exchange Commission, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel believes that (except for the financial statements or schedules or other financial data and any statements concerning the laws of tax contained therein, as to which such counsel need not express any belief) the Registration Statement and the Prospectus as of their respective effective or issue dates did not, and the Prospectus on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (xiv) the statements as to matters of law contained in the Corporation's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission under the caption "Supervision and Regulation" were correct as of the date such report was filed with the Securities and Exchange Commission and such statements fairly presented the matters referred to therein.

        In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Corporation and public officials. Referring to clauses (v), (vii) and (ix) above, such counsel may make the expression of opinion as to the validity and enforceability of the agreements or obligations referred to therein subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Further, such counsel may state that he does not express an opinion as to any law other than the law of the State of New York and the Federal law of the United States of America and that he does not express any opinion as to Federal or New York State tax law. Counsel may take such other exceptions as may be mutually agreed upon by such counsel and the Manager and set forth in the Underwriting Agreement.

                                                                  EXHIBIT B
                                                                  ---------



                      Opinion of Counsel to the Depositary


        The opinion of counsel to the Depositary, to be delivered pursuant to
Article IV, paragraph (c) of the document entitled Bankers Trust New York Corporation Series Preferred Stock and Common Stock Underwriting Agreement Standard Provisions (December 1995) shall be to the effect that:

          (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and is a valid and binding agreement of the Depositary enforceable in accordance with its terms; and

          (ii) the Depositary Receipts, when issued in accordance with the provisions of the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Series Preferred Stock, will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                       FORM OF DELAYED DELIVERY CONTRACT



                                                            ___________, 19__



Bankers Trust New York Corporation,
  280 Park Avenue,
    New York, New York  10017.

Dear Sirs:

        The undersigned hereby agrees to purchase from Bankers Trust New York Corporation, a New York corporation (the "Corporation"), and the Corporation agrees to sell to the undersigned

                                  __________

shares of the Corporation's [title of issue] (the "Securities"), offered by the Corporation's Prospectus dated __________________, 19__ and Prospectus Supplement dated ______________, 19__, receipt of copies of which is hereby acknowledged, at a purchase price of $______ per share and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling the Securities prior to making payment therefor.

          The undersigned will purchase from the Corporation the number of Securities on the delivery dates set forth below:

   Delivery         Number of
   Date             Securities
   --------         ----------

   ________         $________

   ________         $________

   ________         $________

Each such date on which the Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

        Payment for the Securities that the undersigned has agreed to purchase on each Delivery Date shall be made to the Corporation or its order by certified or official bank check in immediately available funds at the office of the Corporation located at the above address, at 10:00 A.M. (New York time) on the Delivery Date or in such other manner and such other funds as may be mutually agreed upon by the Corporation and the Manager and set forth in the Underwriting Agreement, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Corporation not less than five full business days prior to the Delivery Date or, if the undersigned fails to make a timely designation in the foregoing manner, in the form of one fully registered instrument representing the Securities in the above principal amount, registered in the name of the undersigned.

        The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of the Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Corporation shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Corporation will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Corporation delivered to the Underwriters in connection therewith.

        Failure to take delivery of and make payment for the Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

        This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

        If this contract is acceptable to the Corporation, it is requested that the Corporation sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Corporation and the undersigned when such counterpart is so mailed or delivered.

                    This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                       Yours very truly,



                                       _________________________
                                         (Purchaser)



                                       By_______________________
                                           (Title)


                                       _________________________


                                       _________________________
                                          (Address)


Accepted:

BANKERS TRUST NEW YORK CORPORATION



By________________________________
  Title:

                         FORM OF UNDERWRITING AGREEMENT


Bankers Trust New York Corporation,
  280 Park Avenue,
    New York, New York 10017.

Dear Sirs:

        We [, as [sole] Underwriter[s]] [, as representative[s] of the several Underwriters (the "Manager[s]")], understand that Bankers Trust New York Corporation, a New York corporation (the "Corporation"), proposes to issue and sell ___________________ shares of its [Common Stock] [_______% Series Preferred Stock, Series ____] (the ["Offered Shares"] ["Securities" ) [to [us] [the Underwriters named in Schedule I hereto (the "Underwriters")] [, to be deposited against delivery of depositary receipts (the "Depositary Receipts"), evidencing depositary shares (the "Depositary Shares", and with the Offered Shares, the "Securities"), to be issued by ______________, as depositary (the "Depositary") pursuant to a deposit agreement, dated as of ___________, among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts]. The terms of the Securities are set forth in the Registration Statement and Basic Prospectus referred to in the provisions incorporated herein by reference, as supplemented by a Prospectus Supplement dated ___________ ___, 19__.

        All the provisions contained in the document entitled Bankers Trust New York Corporation Series Preferred Stock and Common Stock Underwriting Agreement Standard Provisions (December 1995), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

        Subject to the terms and conditions set forth herein or incorporated by reference herein, the Corporation hereby agrees to sell and [we hereby agree] [each of the Underwriters hereby agrees, severally and not jointly] to purchase [the Securities] [the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto] at a purchase price of $________ per share, plus accrued dividends, if any, from the date of original issue to the date of payment and delivery.

        We will pay for such Securities upon delivery thereof at the offices of the Corporation, 130 Liberty Street, New York, New York, at 10:00 A.M. (New York City

time) on ________, __ 19__ or at such other time, not later than, ________, __ 19__, as shall be designated by us, such time being referred to herein as the "Closing Date".

        [The certificate representing the Offered Shares will be delivered by us to, and deposited with, the Depositary against delivery of Depositary Receipts representing Depositary Shares. Such Depositary Receipts shall be issued in such denominations and registered in such names as we shall request and shall be made available for checking and packaging at the above office of the Corporation at least 24 hours prior to the Closing Date.]

        [The certificates for the Securities shall be registered in such names and in such denominations as we shall request and shall be available for checking and packaging at the above office of the Corporation at least 24 hours prior to the Closing Date.]

        Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and by returning the signed copy to us.

                         Very truly yours,

                         [Underwriter[s]]

                         [Manager[s],]
                           [As representatives of the
                           Several Underwriters named in
                           Schedule I hereto]


                         By:
                            -------------------------------
                            Title:

Accepted:

Bankers Trust New York Corporation


By:
     -----------------------------------
     Title:

                                                                      Schedule I




                                                     Number of
Name of Underwriter                                Offered Shares
-------------------                                --------------